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                                                                    EXHIBIT 10.1

                  SOFTWARE AND SERVICES ENGAGEMENT AGREEMENT
            BETWEEN INTERNATIONAL BUSINESS MACHINES CORPORATION AND
                         FIRST VIRTUAL COMMUNICATIONS
                                                           Agreement #4904FS0629

This Base Agreement ("BASE AGREEMENT") dated as of August 11, 2004 ("EFFECTIVE DATE"), between International Business Machines Corporation ("BUYER") and First Virtual Communications ("SUPPLIER"), establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Deliverables and Services described in Statements of Work ("SOW") issued under this Base Agreement. Deliverables and Services acquired by Buyer or Customer on or after the Effective Date will be covered by this Base Agreement. This Base Agreement will remain in effect until terminated.

1.0 DEFINITIONS

All definitions set forth in this Base Agreement apply to their singular and plural forms, as the context may require. All references to "SECTION" refer to sections in this Base Agreement. Unless otherwise expressly noted, "I/INCLUDING" means "including without limitation." "H/HEREIN," "HEREUNDER," "HEREOF," and similar expressions refer to this Base Agreement. Buyer or Supplier are sometimes referred to herein as a "PARTY" and collectively as "PARTIES."

"AFFILIATES" means entities that control, are controlled by, or are under common control with, a party to this Base Agreement.

"AGREEMENT" means this Base Agreement and any relevant Statements of Work ("SOW"), Work Authorizations ("WA"), and other attachments or appendices specifically referenced in this Base Agreement.

"BUSINESS PARTNER AGREEMENT" means an agreement executed between Buyer and Supplier to promote, market, and support certain products and services.

"CUSTOMER" means Buyer's customer.

"DELIVERABLES" means items that Supplier prepares for, or provides to Buyer or Customer, pursuant to a SOW. Deliverables consist of Program Products, Developed Works, Preexisting Materials and Tools.

"DEVELOPED WORKS" (i) means all work product (including object and source code of software) and Inventions developed pursuant to this Base Agreement as described in a SOW, and (ii) does not include (x) Preexisting Materials, Tools, Program Products or (y) other items specifically excluded from the definition of "Developed Works" in a SOW.

"ELECTRONIC SELF-HELP" means a process where Supplier electronically disables, removes, or otherwise prevents the use of its software product without the Buyer's or Buyer's Customer's cooperation or consent. Electronic Self-Help could be done through electronic or other means (for example: remotely through "back doors" or hidden entrances in the software or through hidden shut-down commands in the software that can be activated by phone or in other ways).

"EXTERNALS" means any pictorial, graphic, audiovisual works, reports or data generated by execution of code and any programming interfaces, languages or protocols implemented in the code to enable interaction with other computer programs or end users. Externals do not include the code that implements them.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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"INVENTIONS" means ideas, designs, concepts, techniques, inventions, discoveries or improvements, whether or not patentable, conceived or reduced to practice by Supplier Personnel in performance of this Base Agreement.

"PARTICIPATION AGREEMENT" or "PA" means an agreement signed by one or more Affiliates which incorporates by reference the terms and conditions in this Base Agreement, any relevant SOW, and other attachments or appendices specifically referenced in the PA.

"PERSONNEL" means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.

"PREEXISTING MATERIALS" means items including their Externals, contained within a Deliverable, in which the copyrights are owned by a third party or that Supplier prepared or had prepared outside the scope of this Base Agreement. Preexisting Materials exclude all Program Products and Tools, but may include material that is created by the use of Tools.

"PRICES" means the agreed upon payment and currency for Deliverables and Services, including all applicable fees, payment terms and schedules, payment amounts and taxes, all as specified in the relevant SOW and/or WA.

"PROGRAM PRODUCTS" means Supplier's commercially available software and the documentation required to install, support, use, and maintain it.

"SERVICES" means work that Supplier performs for Buyer as described in a SOW.

"STATEMENT OF WORK" or "SOW" means any document that:

1. identifies itself as a statement of work;

2. is signed by both parties;

3. incorporates by reference the terms and conditions of this Base Agreement;
and

4. describes the Deliverables, Services and Prices, including any requirements, specifications or schedules.

"TAXES" means any and all applicable taxes, charges, fees, levies or other assessments imposed or collected by any governmental entity worldwide or any political subdivision thereof and however designated or levied on sales of Deliverables or Services, or sales, use, transfer, goods and services or value added tax or any other duties or fees related to any payment made by Buyer to Supplier for Deliverables and/or Service provided by Supplier to Buyer under or pursuant to this Base Agreement; exclusive, however, of taxes imposed upon the net income or capital of Supplier or taxes in lieu of such net income taxes or such other taxes which are to be borne by the Supplier under law. Supplier shall also bear sole responsibility for all taxes, assessments, or other levies on its own leased or purchased property, equipment or software.

"TOOLS" means software that is not commercially available, and its Externals, required for the development, maintenance or implementation of a software Deliverable other than a Program Product.

"WORK AUTHORIZATION" or "WA" means Buyer's authorization in either electronic or tangible form for Supplier to conduct transactions under this Base Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing by Buyer and it is agreed to and signed by Supplier.

2.0 STATEMENT OF WORK

Supplier will provide Deliverables and Services as specified in the relevant SOW only when specified in a WA. Supplier will begin work only after Supplier signs and sends Buyer a WA, which had been signed by Buyer. Buyer or Supplier may request changes to a SOW. Supplier will submit to Buyer the impact of such requested changes in terms of Pricing, delivery, schedule and other factors. Changes requested by Supplier and accepted by Buyer will be specified in an amended SOW signed by both

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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parties. Changes requested by Buyer and accepted by Supplier shall be set forth in a WA document signed by both parties.

3.0 PRICING

Supplier will provide Deliverables and Services to Buyer for the Prices. The Prices for Deliverables and Services specified in a SOW and/or WA and accepted by Buyer plus the payment of applicable Taxes will be the only amount due to Supplier from Buyer. The relevant SOW or WA shall contain Prices for each country receiving Deliverables and Services under this Base Agreement. Supplier is not entitled to payment under this Base Agreement for activities also covered by a Business Partner Agreement with Buyer.

4.0 TAXES

Supplier's invoices shall state applicable Taxes owed by the Buyer, if any, by Tax jurisdiction and with a proper breakdown between taxable and non-taxable Deliverables and Services. Supplier shall remit such Tax payments to the appropriate jurisdiction. Supplier agrees to use all commercially reasonable efforts to properly calculate any applicable Taxes at the time of invoice. Supplier and Buyer agree to cooperate to minimize any applicable Taxes, including reasonable notice and cooperation in connection with any audit. Any incremental Taxes shall be Supplier's responsibility. If Buyer provides certification of an exemption from Tax or reduced rate of Tax imposed by an applicable taxing authority, then Supplier shall not invoice for nor pay over any such Tax unless and until the applicable taxing authority assesses such Tax, at which time Supplier shall invoice and Buyer shall pay any such Tax that is legally owed.

Buyer shall withhold Taxes, if required under the law to be withheld on payments made to Supplier hereunder and shall be required to remit to Supplier only the net proceeds thereof. Buyer shall remit the Taxes withheld to the appropriate government authority and agrees to provide Supplier in a timely manner with properly executed documentation or other information or receipts or certificates evidencing Buyers payment of any such withholding tax.

Supplier will indemnify Buyer from any claims by any jurisdiction relating to Taxes paid by Buyer to Supplier; and for any penalties, fines, additions to tax or interest thereon imposed on Buyer, as a result of Supplier's failure to timely remit the Tax payment to the appropriate taxing jurisdiction. Supplier also shall indemnify Buyer for any claims made by a taxing jurisdiction for penalties, fines, additions to tax and the amount of interest thereon imposed with respect to Supplier's failure to invoice Buyer for the correct amount of Tax.

5.0 PAYMENTS AND ACCEPTANCE

5.1 PAYMENTS AND ACCEPTANCE TERMS

Terms for payment will be specified in the relevant SOW and/or WA. Payment of invoices will not be deemed acceptance of Deliverables or Services, but rather such Deliverables or Services will be subject to inspection, test, acceptance or rejection in accordance with the acceptance or completion criteria as specified in the relevant SOW and/or WA. As to be specified in a SOW or WA, Buyer may, at its option, either reject Deliverables or Services that do not comply with the acceptance or completion criteria for a refund, or require Supplier, upon Buyer's written instruction, to repair or replace such

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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Deliverables or re-perform such Service, without charge and in a timely manner.
Buyer reserves all rights available to it under law or equity.

Unless otherwise provided by local law without the possibility of contractual waiver or limitation, Supplier will submit invoices, corrected invoices, or other such claims for reimbursement, to Buyer no later than (1) year following the date of acceptance of Deliverables or the satisfactory completion of Services. Exceptions must be specifically authorized by Buyer.

5.2 OUTSOURCING LICENSE

In the event Buyer provides outsourcing services to licensees of a Program Product, Buyer will not owe Supplier an extra fee for access to or assignment of a license to such Program Product or for transfer of the applicable Program Product to a Buyer computer system which is of like configuration as the computer system for which the Program Product was licensed. The foregoing is subject to Buyer providing Supplier notice of such Program Product to be managed by Buyer.

For those Program Products acquired directly by Buyer from Supplier, Buyer shall be free to continue to use such Program Products in support of its business needs, including in support of the provision of Services to Buyer's Customers, at no additional fee, subject to the continued compliance with the terms of the Agreement. Buyer shall have the right to assign the license it has acquired from Supplier under this Section 5.2 to its Customer at no additional cost, provided that Buyer gives Supplier thirty (30) days prior written notice of its intent to assign such rights, and provided further that Buyer's Customer signs Supplier's license, and/or such other contractual document as may be reasonably required for such Program Product support.

6.0 ELECTRONIC COMMERCE

To the extent permitted by local law, the parties may conduct transactions using an electronic commerce approach under which the parties may electronically transmit and receive legally binding purchase and sale obligations ("DOCUMENTS"), including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW and/or WA. The parties may enter into a separate agreement governing the transmission of such electronic transactions and associated responsibilities of the parties.

7.0 WARRANTIES

7.1 ONGOING WARRANTIES

Supplier makes the following ongoing representations and warranties:

1. it has the right to enter into this Base Agreement and its performance of this Base Agreement will comply, at its own expense, with the terms of any contract, obligation, including any between Supplier and its end-users; or any law, regulation or ordinance to which it is or becomes subject;

2. it is incorporated or organized as a partnership;

3. no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer's rights under this Base Agreement;

4. Deliverables and Services do not infringe any privacy, publicity, reputation or intellectual property right of a third party;

5. Deliverables and Services will conform to the warranties, specifications and requirements in this Base Agreement for one (1) year from the date of each Deliverable's or Service's acceptance pursuant to the applicable SOW or WA, except that if there is a conflict between the warranties in this Base

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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Agreement and Supplier's standard warranty for Program Products, then Supplier's standard warranty for Program Products shall apply unless otherwise expressly set forth in a SOW or WA;

6. it will not engage in Electronic Self-Help;

7. Deliverables are safe for use in that they are consistent with the warranties, specifications and requirements in this Agreement;

8. Supplier has exercised all commercially reasonable efforts using current technology to ensure Deliverables do not contain harmful code;

9. Services will be performed using reasonable care and skill and in accordance with the relevant SOW and/or WA;

10. Deliverables and Services which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the Euro currency formatting conventions (including the euro sign) provided that products and systems not provided by Supplier are capable of interacting with Supplier's Euro ready Deliverables and Services;

11. it is knowledgeable about, and is and will remain in full compliance with, all export and import laws, regulations, orders, and policies which are applicable to this Agreement (including securing all necessary clearance requirements, export and import licenses and exemptions from, and making all proper filings with appropriate governmental bodies and/or disclosures relating to the release or transfer of technology and software to non U.S. nationals in the U.S., or outside the U.S., release or transfer of technology and software having U.S. content or derived from U.S.-origin software or technology); it is knowledgeable about applicable supply chain security recommendations issued by applicable governments and industry standards organizations and will make all commercially reasonable efforts to comply with such recommendations;

12. it will not export, directly or indirectly, any technology, software or commodities of U.S. origin or having U.S. content provided by Buyer or their direct product to any of the countries or to nationals of those countries, wherever located, listed in U.S. Export Administration Regulations, as modified from time to time, unless authorized by appropriate government license or regulations, and

13. it will not use, disclose, or transfer across borders any information that is processed for Buyer that may identify an individual (personal data), except to the extent necessary to perform under this Base Agreement or otherwise authorized by such individual, Supplier or applicable law.

7.2 STANDARD WARRANTIES

(A) If Buyer markets Program Products, Services and/or Deliverables (collectively, the "Products") to the Customer under Supplier's brand, then Buyer may pass Supplier's standard warranty for such Products through to the Customer. The Customer may deal directly with Supplier under such warranty, and, if Supplier's standard warranty for Program Products is more favorable than the warranties in this Agreement, Supplier's standard warranty for Program Products will apply to such Products.

(B) If Buyer markets Products to the Customer under Buyer's or its Affiliate's brand, then: (i) Supplier's warranty is to the Buyer only, (ii) Buyer may not pass Supplier's standard warranty for Program Products through to the Customer,
(iii) Customer shall have no warranty claim or recourse against Supplier, and
(iv) Buyer shall be responsible for all warranty claims or services.

(C) THE WARRANTIES SET FORTH IN SECTION 7.1 AND 7.2 ARE IN LIEU OF ALL OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED,

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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STATUTORY OR OTHERWISE,INCLUDING THOSE WARRANTIES OR CONDITIONS OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.3 WARRANTY REDEMPTION

Subject to Section 7.2, if a Product does not comply with the warranties in this Agreement, Supplier, in its discretion, will repair or replace the Program Product or Deliverable or re-perform the Service, without charge and in a timely manner. Subject to Section 7.2, if Supplier fails to do so, Buyer or Customer may repair or replace Deliverables or re-perform Services, and Supplier will reimburse Buyer or Customer for actual and reasonable expenses incurred by Buyer or Customer therefore, subject to the limitations set forth in Section 8.0 Delivery hereunder.

8.0 DELIVERY

Deliverables or Services will be delivered as specified in the relevant SOW and/or WA. Buyer may cancel or reschedule the delivery date or change the delivery point as specified in the relevant SOW and/or WA. Risk of loss and title to any tangible property will pass to Buyer or Buyer's Customer at the delivery point. If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may:

1. cancel without charge Deliverables or Services not yet delivered; and

2. exercise all other remedies provided at law, in equity and in this Agreement.

9.0 Intellectual Property

9.1 Supplier Ownership

All Inventions, which are not embedded Developed Work, Preexisting Materials, Program Products, Tools, Externals and intellectual property embodiments in Services belong solely and exclusively to Supplier (or its licensors), and Supplier (or its licensors) do and shall own all rights, title and interests, including all intellectual property rights, in all of the foregoing (collectively, the "Supplier IP"). Neither Buyer nor any Customer shall acquire by virtue of this Agreement or otherwise any ownership or intellectual property right in any Supplier IP, it being expressly understood that Buyer and Customers' rights granted to them hereunder shall be, with the exception of any rights concerning the use of "residual information" or the use of information that may be "inherently disclosed" as set forth in a separate confidentiality agreement between the parties, solely the license and use rights expressly set forth in Section 9.3 through 9.7.

9.2 DEVELOPED WORK

      (A) Ownership

            ***

      (B) Cross License

            ***

--------------------------------------------------------------------------------
*** The omitted portion has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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9.3 PREEXISTING MATERIALS

Supplier will not include any Preexisting Materials in any Deliverable, unless they are listed in the relevant SOW. If Supplier includes any Preexisting Materials in a Deliverable and does not list them in the relevant SOW, and Buyer is in compliance with this Agreement, then Supplier grants or will obtain for Buyer the following rights: a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to use, have used, execute, reproduce, transmit, display, perform, transfer, distribute, and sublicense such Preexisting Materials. Such license may be restricted in the relevant SOW and/or WA, which restriction shall supersede this Base Agreement and control in the event of any express or implied conflict between the Base Agreement and those restrictions.


9.4 TOOLS

Supplier will not include Tools in Deliverables unless they are listed in the relevant SOW. If Supplier includes any Tools in a Deliverable and does not list them in the relevant SOW, and Buyer is in compliance with this Agreement, then Supplier grants or will obtain for Buyer the following rights: a nonexclusive, worldwide, perpetual, irrevocable, paid-up, license to use, have used, execute, reproduce, transmit, display and perform such Tools. Such license may be restricted in the relevant SOW and/or WA, which restrictions shall supersede this Base Agreement and control in the event of any express or implied conflict between the Base Agreement and those restrictions.

9.5 INVENTION RIGHTS

Subject to Buyer's compliance with this Agreement, Supplier grants to Buyer and Customer an irrevocable, nonexclusive, worldwide, perpetual, paid-up license under Inventions (including any patent applications filed on or patents issued claiming Inventions) to make, have made, use, have used, sell, license or transfer items and to practice and have practiced methods. Such license may be restricted in the relevant SOW and/or WA, which restrictions shall supersede and control in the event of any express or implied conflict between the Base Agreement and those restrictions.

9.6 TRADEMARKS

This Agreement does not grant either party the right to use the other party's or their Affiliates' trademarks, trade names or service marks.

9.7 PATENTS

For the purpose of supporting the Customer as specified in the relevant SOW, and subject to Buyer's compliance with this Agreement, Supplier grants to Buyer a nonexclusive, worldwide, perpetual, irrevocable, and paid-up license under any patents and patent applications which are licensable by Supplier for the purposes specified in this Section 9.7 to make, have made, use, have used, import, export, sell, and otherwise transfer the Deliverables and use the Services to the extent authorized in this Agreement and any relevant Statements of Work and Work Authorizations. Such license is subject to the restrictions, if any, by the owners of those patents in the relevant SOW and/or WA, which restrictions shall supersede and control if there is an express or implied inconsistency between the Base Agreement and such restrictions.


Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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9.8 PROGRAM PRODUCTS

Customer will receive from Buyer or Supplier Program Products only subject to a license agreement between Customer and Supplier (the "PROGRAM LICENSE"), to which Buyer is neither a party nor liable for violations. If a Program Product is available under an existing agreement between Buyer and Customer, the terms of such agreement will control use of that Program Product provided such agreement is consistent with and does dot derogate from the Program License. Buyer may install and test Program Products for Customer without charge. For recurring charge licenses, Buyer will notify Supplier when to begin invoicing Customer, if applicable.

10.0 LIMITATION OF LIABILITY BETWEEN SUPPLIER AND BUYER

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOST REVENUES, LOST PROFITS OR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, AND (ii) EXCEPT FOR LOSS OR DAMAGE TO TANGIBLE PERSONAL PROPERTY OR REAL PROPERTY OR BODILY INJURY (INCLUDING DEATH) TO THE EXTENT OF A PARTY'S LEGAL LIABILITY FOR THE SAME, EACH PARTY'S LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO TWICE THE AMOUNTS PAYABLE BY BUYER TO SUPPLIER UNDER THE RELEVANT SOW GIVING RISE TO LIABILITY. THE LIMITATIONS IN THE FOREGOING SENTENCE SHALL NOT APPLY TO SUPPLIER'S BREACH OF SECTION 7.4 HEREUNDER.

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR THE RESPECTIVE ACTIONS OR OMISSIONS OF ITS AFFILIATES UNDER THIS AGREEMENT.

Supplier acknowledges and agrees that all WA's or PA's issued by Buyer's Affiliate(s) are independent agreements between Supplier or Supplier Affiliate and the Buyer Affiliate. Buyer shall not be liable to Supplier or Supplier Affiliate(s) for any actions or inactions of any Buyer Affiliate(s) under a WA or PA, nor shall any actions or inactions by Buyer's Affiliate(s) constitute a breach of the Agreement between Buyer and Supplier.

11.0 SUPPLIER AND SUPPLIER PERSONNEL

Supplier is an independent contractor and this Agreement does not create an agency, partnership, or joint venture relationship between Buyer and Supplier or Buyer and Supplier Personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will:

1. ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements;

2. be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel;

3. inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval;

4. ensure Supplier Personnel performing Services on Buyer's or Customer's premises comply with the On Premises Guidelines in Section 12.0 and upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of those persons. Buyer retains the right to refuse to accept persons made available by Supplier for export reasons; and

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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5. not discriminate against any employees, applicants for employment, or any entity engaged in its procurement practices because of race, color, religion, sex, age, national origin, or any other legally protected status.

12.0 ON PREMISES GUIDELINES

Supplier will ensure that Supplier Personnel assigned to work on Buyer's or Buyer's Customer's premises will comply with this Section.

12.1 ACCESS TO PREMISES

Supplier will ensure that Supplier Personnel assigned to work on Buyer's or Buyer's Customer's premises will:

1. to the extent permitted by local law, participate in a pre-employment criminal background check covering the counties in which the person was employed or resided for the past seven years (or longer as required by State legislation), and inform Buyer of any negative findings;

2. maintain a current and complete list of the persons' names and social security numbers;

3. obtain for each person a valid identification badge from Buyer and ensure that it is displayed to gain access to and while on Buyer's premises (it is Buyer's policy to deactivate any such badge if not used for one month);

4. maintain a signed acknowledgment that each person will comply with Buyer's Safety & Security Guidelines;

5. ensure that each person with regular access to Buyer's and Buyer's Customer's premises complies with all parking restrictions and with vehicle registration requirements if any;

6. inform Buyer if a former employee of Buyer will be assigned work under this Base Agreement, such assignment subject to Buyer approval;

7. at Buyer's request, remove a person from Buyer's or Buyer's Customer's premises and not reassign such person to work on Buyer's or Buyer's Customer's premises (Buyer is not required to provide a reason for such request); and

8. notify Buyer immediately upon completion or termination of any assignment and return Buyer's identification badge. Upon Buyer's request, Supplier will provide documentation to verify compliance with this Subsection.

12.2 GENERAL BUSINESS ACTIVITY RESTRICTIONS

Supplier will ensure that Supplier Personnel assigned to work on Buyer's or Buyer's Customer's premises:

1. will not conduct any non-Buyer related business activities (such as interviews, hirings, dismissals or personal solicitations) on Buyer's or Buyer's Customer's premises;

2. will not conduct Supplier's Personnel training on Buyer's or Buyer's Customer's premises, except for on-the-job training;

3. will not attempt to participate in Buyer or Customer benefit plans or activities;

4. will not send or receive non-Buyer related mail through Buyer's or Customer's mail systems; and

5. will not sell, advertise or market any products or distribute printed, written or graphic materials on Buyer's or Buyer's Customer's premises without Buyer's written permission.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

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12.3 BUYER'S SAFETY AND SECURITY GUIDELINES

Supplier will ensure that Supplier Personnel assigned to work on Buyer's or Buyer's Customer's premises:

1. do not bring weapons of any kind onto Buyer's or Buyer's Customer's premises;

2. do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances (for non-medical reasons) or alcoholic beverages while on Buyer's or Buyer's Customer's premises;

3. do not have in their possession hazardous materials of any kind on Buyer's or Buyer's Customer's premises without Buyer's authorization;

4. acknowledge that all persons, property, and vehicles entering or leaving Buyer's or Buyer's Customer's premises are subject to search; and

5. remain in authorized areas only (limited to the work locations, cafeterias, rest rooms and, in the event of a medical emergency, Buyer's or Buyer's Customer's medical facilities). Supplier will promptly notify Buyer of any accident or security incidents involving loss of or misuse or damage to Buyer's intellectual or physical assets; physical altercations; assaults; or harassment and provide Buyer with a copy of any accident or incident report involving the above. Supplier must coordinate with Buyer or Customer access to Buyer's or Buyer's Customer's premises during non-regular working hours.

12.4 ASSET CONTROL

In the event Supplier Personnel has access to information, information assets, supplies or other property, including property owned by third parties but provided to Supplier Personnel by Buyer ("BUYER ASSETS"), Supplier Personnel:

1. will not remove Buyer Assets from Buyer's or Buyer's Customer's premises without Buyer's authorization;

2. will use Buyer Assets only for purposes of this Agreement and reimburse Buyer for any unauthorized use;

3. will only connect with, interact with or use programs, tools or routines that Buyer agrees are needed to provide Services;

4. will not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers; and

5. in the event the Buyer Assets are confidential, will not copy, disclose or leave such assets unsecured or unattended. Buyer may periodically audit Supplier's data residing on Buyer Assets.

12.5 SUPERVISION OF SUPPLIER'S PERSONNEL

Suppliers will provide continual supervision of its Personnel provided under this Agreement, at no additional cost to Buyer. Supplier's supervisor shall have full supervisory authority over all day-to-day employment relationship decisions relating to Supplier's Personnel, including those decisions relating to: wages, hours, terms and conditions of employment, hiring, discipline, performance evaluations, termination, counseling and scheduling. Supplier's supervisors responsible for each work location will be responsible to know that work location's planned holiday (and other closing) schedules and the impacts all such schedules have on Supplier's Personnel. Supplier will conduct orientation sessions with its Personnel before placement on an assignment with Buyer, during which orientation such Personnel will be told who their supervisor is and how that supervisor can be contacted. Supplier will, from time to time, ensure that all of its Personnel working under this Agreement continue to be aware of this information.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

13.0 INSURANCE

Supplier will maintain at its expense:

1. commercial general or public liability insurance with a minimum limit per occurrence or accident of 1,000,000 USD (or local currency equivalent);

2. workers' compensation or employer's liability insurance as required by local law, such policies waiving any subrogation rights against Buyer; and 3. automobile liability insurance as required by local statute but not less than 1,000,000 USD (or local currency equivalent) if a vehicle will be used in the performance of this Agreement.

Insurance required under clauses (1) and (3) of this Section will name Buyer as an additional insured with respect to Buyer's insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers with an AM Best Rating of B+ or better and a financial class rating of 11 or better.

14.0 TERMINATION

14.1 TERMINATION OF THIS AGREEMENT

Either party may terminate this Agreement, without any cancellation charge, for
(i) a material breach of this Agreement by the other party or if the other party becomes insolvent or (ii) files or has filed against it a petition in bankruptcy (each of (i) or (ii) is a "Cause"), to the extent permitted by law. Such termination will be effective at the end of a thirty-day (30) written notice period if the Cause remains uncured. Either party may terminate this Agreement without Cause when there are no outstanding SOWs or WAs on thirty (30) days prior written notice to the other party.

14.2 TERMINATION OF A SOW OR WA

Buyer may, upon written notice to Supplier, terminate a SOW or WA:

1. with Cause effective immediately; or

2. without Cause.

Upon such termination, in accordance with Buyer's written direction, Supplier will immediately:

1. cease work;

2. prepare and submit to Buyer an itemization of all completed and partially completed Deliverables and Services;

3. deliver to Buyer Deliverables satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and

4. deliver upon request any work in process.

In the event Buyer terminates a SOW or WA without Cause, Buyer will pay Supplier the Compensation for the terminated SOW or WA within the payment terms of such outstanding invoices.

15.0 GENERAL

15.1 AMENDMENTS

This Agreement may only be amended by a writing specifically referencing this Base Agreement which has been signed by authorized representatives of the parties.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

15.2 ASSIGNMENT

Neither party will assign its rights or delegate its duties under this Agreement to any third party or any Affiliate without the prior written consent of the other party, such consent not to be withheld unreasonably; except that either party may assign or delegate this Agreement to any party in connection with any merger, reorganization, acquisition or other change of control of or by the assigning or delegating party, or in conjunction with the sale of a substantial part of the delegating or assigning party's business related to this Agreement. Any unauthorized assignment of this Agreement is void.

15.3 CHOICE OF LAW AND FORUM; WAIVER OF JURY TRIAL; LIMITATION OF ACTION

This Agreement and the performance of transactions under this Agreement will be governed by the laws of the State of New York applicable to contracts executed in and performed entirely within that State govern this Base Agreement, without giving effect to its laws on conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods does not apply. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to a breach of this Agreement must be commenced no later than two (2) years from the date on which the cause of action arose.

15.4 COMMUNICATIONS

All communications between the parties regarding this Agreement will be conducted through the parties' representatives as specified in the relevant SOW. All notices must be in writing and will be made to the appropriate contact(s) listed in the relevant SOW and/or WA and will be effective upon actual receipt. Notices may be transmitted electronically, by registered or certified mail, or courier. All notices, with the exception of legal notices, may also be provided by facsimile.

15.5 COUNTERPARTS

This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Base Agreement made by reliable means (for example, photocopy or facsimile) is considered an original.

15.6 EXCHANGE OF INFORMATION/DISCLOSURE

All information exchanged between the parties hereunder is non-confidential. If either party requires the exchange of confidential information, it will be made under a separate signed confidentiality agreement between the parties. The parties will not publicize the terms of this Base Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. Each party agrees, that notwithstanding anything in this Agreement to the contrary, the other party shall have the right to disclose all or part of this Agreement in public filings, including filings with the United States Securities and Exchange Commission (SEC), whether as Exhibits or otherwise, as necessary or appropriate to comply with applicable laws or regulations. Supplier will use information regarding this Base Agreement only in the performance of this Base Agreement. For any business personal information relating to Supplier Personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Base Agreement.

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04

15.7 FREEDOM OF ACTION

This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services, except as set forth in any SOW. Buyer will independently establish prices for resale of Deliverables or Services and is not obligated to announce or market any Deliverables or Services and does not guarantee the success of its marketing efforts, if any.

15.8 FORCE MAJEURE

Neither party will be in default nor liable for any delay or failure to comply with this Base Agreement due to any act beyond the control of the affected party, excluding labor disputes, provided such party immediately notifies the other.

15.9 OBLIGATIONS OF AFFILIATES

Affiliates will acknowledge acceptance of the terms of this Base Agreement through the signing of a PA before conducting any transaction under this Base Agreement.

15.10 PRIOR COMMUNICATIONS AND ORDER OF PRECEDENCE

This Agreement represents the sole, final and entire agreement of the parties with respect to its subject matter and replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Base Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be:

1. the quantity, payment and delivery terms of the relevant WA;

2. the relevant SOW;

3. this Base Agreement; and

4. the remaining terms of the relevant WA.

15.11 RECORD KEEPING AND AUDIT RIGHTS

Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law, but not for less than three (3) years following completion or termination of the relevant SOW and/or WA. All accounting records will be maintained in accordance with generally accepted accounting principles.

15.12 SEVERABILITY

If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties' rights under this Agreement.

15.13 SURVIVAL

The provisions set forth in the following Sections and Subsections of this Base Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled: "Definitions" - Section 1.0; "Taxes" -
Section 4.0; "Standard Warranties" - Section 7.2; "Intellectual Property" -
Section 9.0; "Limitation of Liability Between Supplier and Buyer" - Section 10.0; "Termination of SOW or WA" - Section 14.2; "Choice of Law; Waiver of Jury Trial; Limitation of Action" - Section 15.3; "Communications" - Section 15.4; "Exchange of Information/Disclosure" - Section 15.6; and "Prior Communications and Order of Precedence" - Section 15.10; "Record Keeping" - Section 15.11;

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04
and this Section 15.13. Without limiting the foregoing, unless otherwise expressly provided herein, all licenses under this Base Agreement will survive to the extent necessary to allow Buyer to continue providing services to its Customers who are Supplier's licensees, notwithstanding the termination or expiration of this Base Agreement.

15.14 WAIVER

An effective waiver under this Base Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility under this Base Agreement will not be deemed a waiver of subsequent instances.

ACCEPTED AND AGREED TO:                       ACCEPTED AND AGREED TO:
INTERNATIONAL BUSINESS MACHINES CORPORATION   FIRST VIRTUAL COMMUNICATIONS

By:/s/Dave A. Christopher      8/12/04        By:/s/ Duncan H. Campbell  8/11/04
___________________________________________   __________________________________
Buyer Signature                 Date          Supplier Signature            Date

Dave A. Christopher                           Duncan H. Campbell
___________________________________________   __________________________________
Printed Name                                  Printed Name

Federal Procurement/Subcontracts              V.P. Marketing &
                                              Business Development
___________________________________________   __________________________________
Title                                         Title
___________________________________________   __________________________________
Buyer Address:                                Supplier Address:

6300 Diagonal Highway                         3200 Bridge Parkway, Suite 202
Boulder, CO  80301                            Redwood City, CA  94065

Form Title: Software and Services Engagement Agreement      Form Release: 05/01
Form Owner: Global Procurement                              Revisions: 3/04